Exhibit 1

Industry Canada Industrie Canada

Certificate of Arrangement

Canada Business Corporations Act

Certificat d'arrangement

Loi canadienne sur les sociétés par actions

BIOMIRA INC.

Name of CBCA corporation(s) involved - Dénomination(s) de la (des) société(s) L C S A concernée(s)

196757-6

Corporation number - Numéro de la société

I hereby certify that the arrangement set out in the attached articles of arrangement, involving the above-referenced corporation(s), has been effected under section 192 of the *Canada Business Corporations Act*.

Je certifie que l'arrangement mentionné dans les clauses d'arrangement annexées, concernant la (les) société(s) susmentionnée(s), a pris effet en vertu de l'article 192 de la *Loi canadienne sur les sociétés par actions*

Richard G. Shaw
Director - Directeur

December 10, 2007 / le 10 décembre 2007

Date of Arrangement - Date de l'arrangement

Canada

Industry Canada — Industrie Canada

Canada Business Corporations Act — Loi canadienne sur les sociétés par actions

FORM 14.1
ARTICLES OF ARRANGEMENT
(SECTION 192)

FORMULAIRE 14.1
CLAUSES D'ARRANGEMENT
(ARTICLE 192)

1 -- Name of the applicant corporation(s) - Dénomination sociale de la(des) requérante(s)	2 -- Corporation No.(s) - N°(s) de la(des) société(s)
BIOMIRA INC.	1967576
3 -- Name of the corporation(s) the articles of which are amended, if applicable Dénomination sociale de la(des) société(s) dont les statuts sont modifiés, le cas échéant	4 -- Corporation No.(s) - N°(s) de la(des) société(s)
5 -- Name of the corporation(s) created by amalgamation, if applicable Dénomination sociale de la(des) société(s) issue(s) de la(des) fusion(s), le cas échéant	6 -- Corporation No.(s) - N°(s) de la(des) société(s)
ONCOTHYREON CANADA INC. (Number 1 below) 4460626 CANADA INC. (Number 2 below)	4460618 4460626
7 -- Name of the dissolved corporation(s), if applicable Dénomination sociale de la(des) société(s) dissoute(s), le cas échéant	8 -- Corporation No.(s) - N°(s) de la(des) société(s)
9 -- Name of other corporations involved, if applicable Dénomination sociale des autres sociétés en cause, le cas échéant	10 -- Corporation No.(s) or Jurisdiction of Incorporation - N°(s) de la(des) société(s)/ou loi sous le régime de laquelle elle est constituée
4442644 CANADA INC. 4442636 CANADA INC., 4442652 CANADA INC.	

11 -- In accordance with the order approving the arrangement - Conformément aux termes de l'ordonnance approuvant l'arrangement

a ☐ The articles of the above named corporation(s) are amended in accordance with the attached plan of arrangement
Les statuts de la(des) société(s) susmentionnée(s) sont modifiés en conformité avec le plan d'arrangement ci-joint

The name of ______ is changed to ______

La dénomination sociale de ______ est modifiée pour ______

b ☑ The following bodies corporate are amalgamated in accordance with the attached plan of arrangement
Les personnes morales suivantes sont fusionnées conformément au plan d'arrangement ci-joint

c ☐ The above named corporation(s) is(are) liquidated and dissolved in accordance with the attached plan of arrangement
La(les) société(s) susmentionnée(s) est(sont) liquidée(s) et dissoute(s) conformément au plan d'arrangement ci-joint

d ☑ The plan of arrangement attached hereto, involving the above named body(ies), corporate is hereby effected
Le plan d'arrangement ci-joint portant sur la(les) personne(s) morale(s) susmentionnée(s) prend effet

1. Biomira Inc. and 4442644 Canada Inc. are amalgamating. See Schedule 1 (Plan of Arrangement) and Schedule 2.
2. 4442636 Canada Inc. and 4442652 Canada Inc. are amalgamating. See Schedule 1 (Plan of Arrangement) and Schedule 3.

Signature	Printed Name - Nom en lettres moulées	12 -- Capacity of - En qualité de	13 -- Tel. No. - N° de tél.
[signature]	DR. ROBERT KIRKMAN	President & CEO	(425) 450-0370

FOR DEPARTMENTAL USE ONLY - À L'USAGE DU MINISTÈRE SEULEMENT

DEC 10 2007

IC 3189 (2003/06)

Canada

SCHEDULE 1

PLAN OF ARRANGEMENT UNDER SECTION 192
OF THE CANADA BUSINESS CORPORATIONS ACT

ARTICLE 1
INTERPRETATION

1.1           Definitions

In this Plan of Arrangement:

(a)	“Arrangement” means the arrangement pursuant to section 192 of the CBCA set forth in this Plan of Arrangement and any amendment thereto made in accordance with section 5.1;

(b)	“Arrangement Agreement” means the arrangement agreement dated September 11, 2007 among Biomira Canco, Biomira, Biomira US, Biomira Sub-1 and Biomira Sub-2;

(c)	“Arrangement Resolution” means the special resolution of the Biomira Shareholders approving the Arrangement and the Arrangement Agreement to be voted on at the Biomira Meeting;

(d)
“Articles of Arrangement” means the articles of arrangement in respect of the Arrangement required under subsection 192(6) of the CBCA to be sent to the Director after the Final Order has been granted, giving effect to the Arrangement;

(e)	“Biomira” means Biomira Inc., a corporation incorporated under the laws of Canada;

(f)	“Biomira Amalco” means the amalgamated corporation resulting from the Second Amalgamation of Biomira Sub-2 and Biomira Canco;

(g)
“Biomira Amalco Common Shares” means the common shares in the share capital of Biomira Amalco having the rights, privileges, restrictions and conditions set forth in the articles of arrangement of Biomira;

(h)	“Biomira Canco” means 4442636 Canada Inc., a corporation incorporated under the laws of Canada;

(i)	“Biomira Canco Common Shares” means the common shares in the share capital of Biomira Canco having the characteristics set forth in Appendix “A” hereto;

(j)	“Biomira Canco Preferred Shares” means the non-voting redeemable Class A preference shares in the share capital of Biomira Canco having the characteristics set forth in Appendix “A” hereto;

(k)	“Biomira Common Shares” means the common shares in the share capital of Biomira having the characteristics set forth in Appendix “A” hereto;

(l)	“Biomira Edmonco” means the amalgamated corporation resulting from the First Amalgamation;

(m)
“Biomira Edmonco Common Shares” means the common shares in the share capital of Biomira Amalco having the rights, privileges, restrictions and conditions set forth in the articles of arrangement of Biomira;

(n)
“Biomira Meeting” means the special meeting of holders of Biomira Shares (including any adjournments or postponements thereof) that is to be convened to consider and, if deemed advisable, to approve the Arrangement Resolution;

(o)	“Biomira Options” means the outstanding options to purchase an aggregate of 8,275,973 Biomira Common Shares issued pursuant to the Biomira Share Option Plan;

(p)	“Biomira Preferred Shares” means the non-voting redeemable Class A preference shares in the share capital of Biomira having the characteristics set forth in Appendix “A” hereto;

(q)	“Biomira RSUs” means the outstanding restricted share units to purchase an aggregate of 516,620 Biomira Common Shares issued pursuant to the Biomira Restricted Share Unit Plan;

(r)	“Biomira Restricted Share Unit Plan” means the restricted share unit plan of Biomira;

(s)	“Biomira Shareholder” means a registered holder of Biomira Shares from time to time, and “Biomira Shareholders” means all of such registered holders of Biomira Shares;

(t)	“Biomira Share Option Plan” means the share option plan of Biomira;

(u)	“Biomira Shares” means, collectively, Biomira Common Shares and Biomira Preferred Shares;

(v)	“Biomira Sub-1” means 4442644 Canada Inc., a wholly owned Subsidiary of Biomira Canco incorporated under the laws of Canada;

(w)	“Biomira Sub-1 Shares” means the common shares in the share capital of Biomira Sub-1, having the rights, privileges, restrictions and conditions set forth in the articles of Biomira Sub-1;

(x)	“Biomira Sub-2” means 4442652 Canada Inc., a wholly owned Subsidiary of Biomira US incorporated under the laws of Canada;

(y)	“Biomira Sub-2 Shares” means the common shares in the share capital of Biomira Sub-2, having the rights, privileges, restrictions and conditions set forth in the articles of Biomira Sub-2;

(z)	“Biomira US” means Biomira Corporation, a corporation incorporated under the laws of the State of Delaware;

(aa)	“Biomira US Shares” means, collectively, Common Shares and Preferred Shares;

(bb)	“Biomira Warrants” means the outstanding warrants to purchase an aggregate of 5,848,157 Biomira Common Shares issued at a price range between USD$1.86 and USD$3.45 per Biomira Common Share;

(cc)	“Business Day” means any day excepting a Saturday or Sunday or a day recognized as a holiday in Edmonton, Alberta, or a day on which banks in Edmonton, Alberta are not open for business;

(dd)	“CBCA” means the Canada Business Corporations Act R.S.C. 1985, c. C-44, as amended;

(ee)	“Certificate” means the certificate or certificates or other confirmation of filing to be issued by the Director pursuant to subsection 192(7) of the CBCA giving effect to the Arrangement.

(ff)	“Common Shares” means the common shares in the share capital of Biomira US having the characteristics set forth in Appendix “B” hereto;

(gg)	“Court” means the Court of Queen’s Bench of Alberta;

(hh)	“Depositary” means Computershare Investor Services Inc., the registrar and transfer agent for the Common Shares and the Biomira Common Shares;

(ii)	“Director” means the Director appointed under section 260 of the CBCA;

(jj)	“Dissent Rights” means the rights of a Biomira Shareholder to dissent in respect of the Arrangement pursuant to Article 3 hereof;

(kk)	“Dissenting Shareholder” means those Biomira Shareholders who have fully and properly exercised their Dissent Rights pursuant to Article 3 hereof and have not withdrawn their dissent;

(ll)	“Effective Date” means the date the Arrangement becomes effective under the CBCA;

(mm)
“Final Order” means the order of the Court approving the Arrangement pursuant to subsection 192(4) of the CBCA, as such order may be affirmed, amended or modified by any court of competent jurisdiction;

(nn)	“First Amalgamation” means the amalgamation between Biomira and Biomira Sub-1 as set forth in section 2.2(a) hereof;

(oo)	“Former Biomira Shareholders” means the holders of Biomira Shares immediately prior to the Effective Date;

(pp)
“Interim Order” means an interim order of the Court concerning the Arrangement under subsection 192(4) of the CBCA, containing declarations and directions with respect to the Arrangement and the holding of the Biomira Meeting, as such order may be affirmed, amended or modified by any court of competent jurisdiction;

(qq)	“Preferred Shares” means the Class UA preference shares in the capital of Biomira US having the characteristics set forth in Appendix “C” hereto;

(rr)	“Replacement Option” has the meaning ascribed thereto in subsection 2.2(v);

(ss)	“Replacement RSU” has the meaning ascribed thereto in subsection 2.2(vi);

(tt)	“Replacement Warrant” has the meaning ascribed thereto in subsection 2.2(vii);

(uu)	“Second Amalgamation” means the amalgamation between Biomira Sub-2 and Biomira Canco as set forth in section 2.2(d) hereof; and

(vv)	“Subsidiary” has the meaning ascribed thereto in the Securities Act (Alberta);

1.2           Headings and References

The division of this Plan of Arrangement into Articles and Sections and the insertion of headings are for convenience of reference only and shall not affect in any way the construction or interpretation of this Plan of Arrangement.  Unless otherwise specified, references to Articles and Sections are to Articles and Sections of this Plan of Arrangement.

1.3           Number and Gender

In this Plan of Arrangement, unless the contrary intention appears, words importing the singular include the plural and vice versa; words importing gender shall include all genders; and a reference to a person shall include a natural person, firm, trust, partnership, association, corporation, joint venture or government (including any governmental agency, political subdivision or instrumentality thereof).

1.4           Appendices

The following Appendices are attached to this Plan of Arrangement and form part hereof:

Appendix “A”	Provisions attached to the Biomira Common Shares and the Biomira Preferred Shares which are identical to the Biomira Canco Common Shares and the Biomira Canco Preferred Shares
Appendix “B”	Provisions attached to the Common Shares
Appendix “C”	Provisions attached to the Preferred Shares

ARTICLE 2
THE ARRANGEMENT

2.1           Arrangement Agreement

This Plan of Arrangement is made pursuant and subject to the provisions of the Arrangement Agreement.

2.2           Plan of Arrangement

On the Effective Date, the following shall occur and be deemed to occur in the following chronological order without further act or formality:

(a)	Biomira Sub-1 and Biomira shall amalgamate to form Biomira Edmonco and shall continue as one corporation under the CBCA in the manner set out in section 181 of the CBCA;

(b)	all of the shareholders who owned shares of Biomira immediately before the First Amalgamation, shall receive shares in the capital of Biomira Canco as set forth in section 2.2(c);

(c)	immediately upon the First Amalgamation to form Biomira Edmonco as set forth in section 2.2(a):

(i)
each six issued and outstanding Biomira Common Shares held by a Biomira Shareholder (other than Biomira Common Shares held by a Dissenting Shareholder) shall be exchanged for one Biomira Canco Common Shares, having the effect of a 6 for 1 reverse split of the outstanding Biomira Common Shares, whereupon such Biomira Common Shares shall be cancelled by Biomira (as continued in amalgamated form);

(ii)
each of the 12,500 issued and outstanding Biomira Preferred Share (other than Biomira Preferred Shares held by a Dissenting Shareholder) shall be exchanged for one Biomira Canco Preferred Share, whereupon such Biomira Preferred Shares shall be cancelled by Biomira (as continued in amalgamated form);

(iii)	each issued and outstanding Biomira Sub-1 Share held by Biomira Canco immediately prior to the Effective Date shall be converted into one Biomira Edmonco Common Share;

(iv)	each originally issued and outstanding share of Biomira Canco immediately prior to the Effective Date shall be cancelled by Biomira Canco; and

(v)
immediately upon the First Amalgamation, Biomira Edmonco shall add to the stated capital account maintained in respect of the Biomira Edmonco Common Shares an aggregate amount equal to the paid-up capital for purposes of the Income Tax Act (Canada) of all of the shares (except any shares held by either of Biomira Sub-1 and Biomira in the other) of the capital of each of Biomira Sub-1 and Biomira immediately before the Effective Date, which amount shall be allocated to the stated capital account maintained for the Biomira Edmonco Common Shares;

(d)	Biomira Sub-2 and Biomira Canco shall amalgamate to form Biomira Amalco and shall continue as one corporation under the CBCA in the manner set out in section 181 of the CBCA;

(e)	all of the shareholders who owned shares in the capital of Biomira Canco immediately before the Second Amalgamation, shall receive shares in the capital of Biomira US as set forth in section 2.2(f);

(f)	immediately upon the Second Amalgamation to form Biomira Amalco as set forth in section 2.2(d):

(i)
each issued and outstanding Biomira Canco Common Share shall be exchanged for one Common Share, whereupon such Biomira Canco Common Shares shall be cancelled by Biomira Canco (as continued in amalgamated form);

(ii)
each issued and outstanding Biomira Canco Preferred Share shall be exchanged for one Preferred Share, whereupon such Biomira Canco Preferred Share shall be cancelled by Biomira Canco (as continued in amalgamated form);

(iii)	each issued and outstanding Biomira Sub-2 Share held by Biomira US immediately prior to the Effective Date shall be converted into one Biomira Amalco Common Share;

(iv)	each originally issued and outstanding share of Biomira US immediately prior to the Effective Date shall be cancelled by Biomira US; and

(v)
immediately upon the Second Amalgamation, Biomira Amalco shall add to the stated capital account maintained in respect of the Biomira Amalco Common Shares an aggregate amount equal to the paid-up capital for purposes of the Income Tax Act (Canada) of all of the shares (except any shares held by either of Biomira Sub-2 and Biomira Canco in the other) of the capital stock of each of Biomira Sub-2 and Biomira Canco immediately before the Effective Date, which amount shall be allocated to the stated capital account maintained for the Biomira Amalco Common Shares;

(g)
each Biomira Option shall be exchanged for an option of Biomira US (a “Replacement Option”) to purchase that number of Common Shares equal to the number of shares subject to such Biomira Option divided by six.  Such Replacement Option shall provide for an exercise price per Common Share equal to the exercise price per share of such Biomira Option immediately prior to the Effective Date multiplied by six;

(h)
each Biomira RSU shall be exchanged for a restricted share unit of Biomira US (a “Replacement RSU”) to purchase that number of Common Shares equal to the number of shares subject to such Biomira RSU divided by six.  Such Replacement RSU shall provide for an exercise price per Common Share equal to the exercise price per share of such Biomira RSU immediately prior to the Effective Date multiplied by six; and

(i)
each Biomira Warrant shall be exchanged for a warrant of Biomira US (a “Replacement Warrant”) to purchase that number of Common Shares equal to the number of shares subject to such Biomira Warrant divided by six.  Such Replacement Warrant shall provide for an exercise price per Common Share equal to the exercise price per share of such Biomira Warrant immediately prior to the Effective Date multiplied by six.

2.3           Effect of the First Amalgamation

The effect of the First Amalgamation provided in section 2.2(a) shall be as follows:

(a)	the articles of Biomira Edmonco shall be the same as the Biomira articles;

(b)	the by-laws of Biomira Edmonco shall be the same as the Biomira by-laws;

(c)	the directors of Biomira Edmonco shall be the same as the directors of Biomira;

(d)	each Biomira Common Share and Biomira Preferred Share shall be cancelled without any repayment of capital in respect thereof;

(e)
all of the property and liabilities of each of Biomira Sub-1 and Biomira immediately before the First Amalgamation shall become property and liabilities of Biomira Edmonco by virtue of the First Amalgamation;

(f)	Biomira Edmonco shall continue to be liable for the obligations of each of Biomira Sub-1 and Biomira;

(g)	any existing cause of action, claim or liability to prosecution of either Biomira Sub-1 or Biomira shall be unaffected;

(h)	any civil, criminal or administrative action or proceeding pending by or against Biomira Sub-1 or Biomira may be continued to be prosecuted by or against Biomira Edmonco; and

(i)	any convictions against or ruling, order or judgment in favour of or against, Biomira Sub-1 or Biomira may be enforced by or against Biomira Edmonco.

2.4           Effect of the Second Amalgamation

The effect of the Second Amalgamation provided in section 2.2(d) shall be as follows:

(a)	the articles of Biomira Amalco shall be the same as the Biomira Canco articles;

(b)	the by-laws of Biomira Amalco shall be the same as the Biomira Canco by-laws;

(c)	the directors of Biomira Amalco shall be the same as the directors of Biomira Canco;

(d)	each Biomira Canco Common Share and Biomira Canco Preferred Share shall be cancelled without any repayment of capital in respect thereof;

(e)
all of the property and liabilities of each of Biomira Sub-2 and Biomira Canco immediately before the Second Amalgamation shall become property and liabilities of Biomira Amalco by virtue of the Second Amalgamation;

(f)	Biomira Amalco shall continue to be liable for the obligations of each of Biomira Sub-2 and Biomira Canco;

(g)	any existing cause of action, claim or liability to prosecution of either Biomira Sub-2 and Biomira Canco shall be unaffected;

(h)	any civil, criminal or administrative action or proceeding pending by or against Biomira Sub-2 and Biomira Canco may be continued to be prosecuted by or against Biomira Amalco; and

(i)	any convictions against or ruling, order or judgment in favour of or against, Biomira Sub-2 and Biomira Canco may be enforced by or against Biomira Amalco.

2.5           Assumption of Rights under Biomira Plans

As of the Effective Date, Biomira US shall assume the obligations of Biomira under each of the Biomira Share Option Plan, the Biomira Restricted Share Unit Plan and the Biomira Warrants all on the terms contained therein, subject to any amendments or modifications required to be made to such plans to give effect to the Arrangement as set forth in this Plan of Arrangement.

2.6           Post-Effective Time Procedures

(a)
On or promptly after the Effective Date, Biomira US shall deliver or arrange to be delivered to the Depositary certificates representing the Common Shares required to be issued to Former Biomira Shareholders in accordance with the provisions of Article 4 hereof.

(b)
Upon receipt of a surrendered Biomira Preferred Share certificate by a holder thereof, Biomira US shall deliver or arrange to be delivered to such Former Biomira Shareholder a certificate representing the Preferred Shares required to be issued to such Former Biomira Shareholder in accordance with the provisions of Article 4 hereof.

(c)
Subject to the provisions of Article 4 hereof, Former Biomira Shareholders shall be entitled to receive delivery of the certificates representing the Common Shares and Preferred Shares to which they are entitled pursuant to section 2.2 hereof.

2.7           No Fractional Shares

No fractional Common Share shall be issued to Former Biomira Shareholders and any amount of fractional Common Shares otherwise issuable will be paid in cash.  The issue price for any fractional share of Common Shares shall be paid in Canadian dollars and based on the ten day weighted average trading price of the Biomira Common Shares listed on the Toronto Stock Exchange immediately prior to the Effective Date of the Arrangement

ARTICLE 3
DISSENT RIGHTS

3.1           Dissent Rights

Biomira Shareholders may exercise rights of dissent with respect to Biomira Common Shares and Biomira Preferred Shares in connection with the Arrangement pursuant to the Interim Order and in the manner set forth in section 190 of the CBCA, provided that, notwithstanding the provisions of subsection 190(5) of the CBCA, the written objection to the Arrangement Resolution to approve the Arrangement contemplated by subsection 190(5) of the CBCA must be received by Biomira not later than 5:00 p.m. (Edmonton time) on the Business Day immediately prior to the date of the Biomira Meeting and provided further that Biomira Shareholders who exercise such rights of dissent and who:

(a)
are ultimately entitled to be paid fair value for their Biomira Common Shares and Biomira Preferred Shares, which fair value, notwithstanding anything to the contrary contained in section 190 of the CBCA, shall be determined as of the Effective Date, shall be deemed to have transferred such Biomira Common Shares and Biomira Preferred Shares to Biomira for cancellation at the Effective Date or

(b)
are ultimately not entitled, for any reason, to be paid fair value for their Biomira Common Shares and Biomira Preferred Shares shall be deemed to have participated in the Arrangement on the basis set forth in section 2.2 hereof;

but further provided that in no case shall Biomira Canco, Biomira Sub-1, Biomira, Biomira US or Biomira Sub-2 or any other person be required to recognize Dissenting Shareholders as holders of Biomira Common Shares or Biomira Preferred Shares after the Effective Date, and the names of such Dissenting Shareholders shall be deleted from the register of holders of Biomira Common Shares and Biomira Preferred Shares immediately prior to the Effective Date.

ARTICLE 4
DELIVERY OF BIOMIRA US SHARES

4.1	Delivery of Common Shares and Preferred Shares

(a)
Upon surrender to the Depositary for cancellation of a certificate which immediately prior to the Effective Date represented one or more outstanding Biomira Common Shares, together with such other documents and instruments as would have been required to effect the transfer of the Biomira Common Shares formerly represented by such certificate under the CBCA and the by-laws of Biomira and such additional documents and instruments as the Depositary may reasonably require, the holder of such surrendered certificate shall be entitled to receive in exchange therefor, and the Depositary shall deliver to such holder following the Effective Date, a certificate representing the Common Shares which such holder is entitled to receive in accordance with section 2.6 hereof.

(b)
Upon surrender to Biomira US for cancellation of a certificate which immediately prior to the Effective Date represented one or more outstanding Biomira Preferred Shares the holder of such surrendered certificate shall be entitled to receive in exchange therefor, and Biomira US shall deliver to such holder following the Effective Date, a certificate representing the Preferred Shares which such holder is entitled to receive in accordance with section 2.6 hereof.

(c)
After the Effective Date and until surrendered for cancellation as contemplated by subsections 4.1(a) and 4.1(b) hereof, each certificate which immediately prior to the Effective Date represented one or more Biomira Common Shares or Biomira Preferred Shares, as applicable, shall be deemed at all times to represent only the right to receive in exchange therefor a certificate representing the Common Shares or Preferred Shares, as applicable, which the holder of such certificate is entitled to receive in accordance with subsections 4.1(a) and 4.1(b), as applicable, hereof.

4.2           Lost Certificates

(a)
Biomira Common Shares - In the event that any certificate which immediately prior to the Effective Date represented one or more outstanding Biomira Common Shares shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the holder claiming such certificate to be lost, stolen or destroyed, the Depositary shall deliver in exchange for such lost, stolen or destroyed certificate, a certificate representing the Common Shares which such holder is entitled to receive in accordance with section 2.2 hereof.  When authorizing such delivery of a certificate representing the Common Shares which such holder is entitled to receive in exchange for such lost, stolen or destroyed certificate, the holder to whom a certificate representing such Common Shares is to be delivered shall, as a condition precedent to the delivery of such Common Shares, give a bond satisfactory to Biomira US and the Depositary in such amount as Biomira US and the Depositary may direct, or otherwise indemnify Biomira US and the Depositary in a manner satisfactory to Biomira US and the Depositary, against any claim that may be made against Biomira US or the Depositary with respect to the certificate alleged to have been lost, stolen or destroyed and shall otherwise take such actions as may be required by the by-laws of Biomira US.

(b)
Biomira Preferred Shares - In the event that any certificate which immediately prior to the Effective Date represented one or more outstanding Biomira Preferred Shares shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the holder claiming such certificate to be lost, stolen or destroyed, Biomira US shall deliver in exchange for such lost, stolen or destroyed certificate, a certificate representing the Preferred Shares which such holder is entitled to receive in accordance with section 2.2 hereof.  When authorizing such delivery of a certificate representing the Preferred Shares which such holder is entitled to receive in exchange for such lost, stolen or destroyed certificate, the holder to whom a certificate representing such Preferred Shares is to be delivered shall, as a condition precedent to the delivery of such Preferred Shares, give a bond satisfactory to Biomira US in such amount as Biomira US may direct, or otherwise indemnify Biomira US in a manner satisfactory to Biomira US against any claim that may be made against Biomira US with respect to the certificate alleged to have been lost, stolen or destroyed and shall otherwise take such actions as may be required by the by-laws of Biomira US.

4.3	Distributions with Respect to Unsurrendered Certificates

No dividend or other distribution declared or made after the Effective Date with respect to Common Shares or Preferred Shares with a record date after the Effective Date shall be delivered to the holder of any unsurrendered certificate which, immediately prior to the Effective Date, represented outstanding Biomira Common Shares or Biomira Preferred Shares, as applicable, unless and until the holder of such certificate shall have complied with the provisions of section 4.1 or section 4.2 hereof.  Subject to applicable law and to section 4.4 hereof, at the time of such compliance, there shall, in addition to the delivery of a certificate representing the Common Shares or Preferred Shares, as applicable, to which such holder is thereby entitled, be delivered to such holder, without interest, the amount of the dividend or other distribution with a record date after the Effective Date theretofore paid with respect to such Common Shares or Preferred Shares, as applicable.

4.4	Withholding Rights

Biomira US and the Depositary shall be entitled to deduct and withhold from all dividends or other distributions otherwise payable to any Former Biomira Shareholder such amounts as Biomira US or the Depositary is required or permitted to deduct and withhold with respect to such payment under the Income Tax Act (Canada), the United States Internal Revenue Code of 1986 or any provision of any applicable federal, provincial, state, local or foreign tax law, in each case, as amended.  To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes hereof as having been paid to the Former Biomira Shareholder in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority.

4.5           Limitation and Proscription

To the extent that a Former Biomira Shareholder shall not have complied with the provisions of section 4.1 or section 4.2 hereof on or before the date which is six years after the Effective Date (the “final proscription date”), then the Common Shares or Preferred Shares which such Former Biomira Shareholder was entitled to receive shall be automatically cancelled without any repayment of capital in respect thereof and the certificates representing (i) the Common Shares shall be delivered to Biomira US by the Depositary for cancellation and shall be cancelled by Biomira US, and the interest of the Former Biomira Shareholder in such Common Shares shall be terminated as of such final proscription date; and (ii) the Preferred Shares shall be cancelled by Biomira US, and the interest of the Former Biomira Shareholder in such Preferred Shares shall be terminated as of the final proscription date.

ARTICLE 5
AMENDMENT

5.1           Amendment

(a)
Each of Biomira Canco, Biomira Sub-1, Biomira, Biomira US and Biomira Sub-2 reserves the right to amend, modify and/or supplement this Plan of Arrangement at any time and from time to time prior to the Effective Date, provided that each such amendment, modification or supplement must be (i) set out in writing, (ii) approved by the others, (iii) filed with the Court, and (vi) communicated to the Biomira Shareholders, if and as required by the Court.

(b)
Any amendment, modification or supplement to this Plan of Arrangement may be proposed by either of Biomira Canco, Biomira Sub-1, Biomira, Biomira US and Biomira Sub-2 at any time prior to the Biomira Meeting, with or without any other prior notice or communication, and, if so proposed and accepted by the persons voting at the Biomira Meeting, shall become part of this Plan of Arrangement for all purposes.

(c)
Any amendment, modification or supplement to this Plan of Arrangement which is approved or directed by the Court shall be effective only if it is consented to by each of Biomira Canco, Biomira Sub-1, Biomira, Biomira US and Biomira Sub-2.

(d)
Any amendment, modification or supplement to this Plan of Arrangement may be made following the Effective Date unilaterally by Biomira US, provided that it concerns a matter which, in the reasonable opinion of Biomira US, is of an administrative nature required to better give effect to the implementation of this Plan of Arrangement.

APPENDIX A

PROVISIONS ATTACHED TO THE BIOMIRA COMMON SHARES AND THE BIOMIRA PREFERRED SHARES WHICH ARE IDENTICAL TO THE BIOMIRA CANCO COMMON SHARES AND THE BIOMIRA CANCO PREFERRED COMMON SHARES

A.	Authorized Capital

The corporation is authorized to issue:

(a)	12,500 Class A Shares,

(b)	An unlimited number of Common Shares.

B.	Rights, Privileges, Restrictions and Conditions

1.           Dividends

The holders of the Class A shares shall not be entitled to receive and the corporation shall not pay any dividends on the Class A shares.

Subject to the obligation of the corporation to redeem non-voting redeemable Class A shares as provided for in the provisions attaching to such shares, the holders of the Common Shares shall be entitled to receive, and the corporation shall pay thereon, dividends as and when declared by the directors of the corporation.

2.           Liquidation, Dissolution or Winding-Up

In the event of the liquidation, dissolution or winding-up of the corporation or other distribution of assets of the corporation among shareholders for the purpose of winding-up its affairs, the holders of the Class A shares, as a class, shall be entitled to receive from the assets of the corporation a sum equivalent to the lesser of (a) 20% of the Net Profits of the corporation (as defined in subclause 3(c) hereof) for the period commencing at the end of the last completed financial year of the corporation and ending on the date of the distribution of assets of the corporation to its shareholders together with 20% of the Net Profits of the corporation (as defined in subclause 3(c) hereof) for the last completed financial year less any amounts of said net profits received by the holders of the Class A shares pursuant to subclause 3(c) hereof and (b) the aggregate Redemption Amount (as defined in subclause 3(a) hereof) of all the Class A shares then outstanding before any amount shall be paid or any property or assets of the corporation distributed to the holders of the Common Shares of the corporation.  After payment to the holders of the Class A shares of the amount so payable to them as above provided they shall not be entitled to share in any further distribution of the assets or property of the corporation;

In the event of the liquidation, dissolution or winding-up of the corporation or other distribution of assets of the corporation among shareholders for the purpose of winding-up its affairs, subject to the prior rights of the holders of the Class A shares, the holders of the Common Shares shall be entitled to receive the remaining property and assets of the corporation.

3.           Redemption

(a)           The corporation may, subject to the requirements of the Act, upon giving notice as hereinafter provided, redeem at any time the whole or from time to time any part of the then outstanding Class A shares on payment for each share to be redeemed of $100, the same constituting and being referred to in subclause 3(b) hereof as the “Redemption Amount”.

(b)           In the case of redemption of Class A shares under the provisions of subclause 3(a) hereof, the corporation shall, unless waived in writing by the holders of all of the Class A shares, at least 10 days before the date specified for redemption deliver or mail to each person who at the date of mailing is a registered holder of Class A shares to be redeemed a notice in writing of the intention of the corporation to redeem such Class A shares.  Such notice shall be delivered or mailed by letter, postage prepaid, addressed to each such shareholder at his address as it appears on the records of the corporation or in the event of the address of any such shareholder not so appearing then to the last known address of such shareholder or if delivered, delivered to each such shareholder at such address; provided, however, that accidental failure to give any such notice to one or more of such shareholders shall not affect the validity of such redemption.  Such notice shall set out the Redemption Amount and the date on which redemption is to take place and if part only of the shares held by the person to whom it is addressed is to be redeemed the number thereof to be so redeemed; provided, however, that if a part only of the Class A shares for the time being outstanding is to be redeemed, the shares so to be redeemed shall be redeemed pro rata (disregarding fractions) unless otherwise agreed in writing by the holders of all of the Class A shares.  On or after the date so specified for redemption, the corporation shall pay or cause to be paid to or to the order of the registered holders of the Class A shares to be redeemed the Redemption Amount thereof on presentation and surrender at the registered office of the corporation or any other place designated in such notice of the certificates representing the Class A shares called for redemption.  Such payment shall be made by cheque payable at par at any branch of the corporation’s bankers in Canada.  If less than all of the Class A shares represented by any certificate are redeemed the holder shall be entitled to receive a new certificate for that number of Class A shares represented by the original certificate which are not redeemed.  From and after the date specified for redemption in any such notice the holders of the Class A shares called for redemption shall not be entitled to exercise any of the rights of shareholders in respect thereof unless payment of the Redemption Amount shall not be made upon presentation of certificates in accordance with the foregoing provisions, in which case the rights of shareholders shall remain unaffected.  The corporation shall have the right at any time after the mailing of notice of its intention to redeem any Class A shares to deposit the Redemption Amount of the shares so called for redemption or of such of the said shares represented by certificates as have not at the date of such deposit been surrendered by the holders thereof in connection with such redemption to a special account in any chartered bank or in any trust company in Canada, named in such notice, to be paid without interest to or to the order of the respective holders of such Class A shares called for redemption upon presentation and surrender to such bank or trust company of the certificates representing the same.  Upon such deposit being made or upon the date specified for redemption in such notice, whichever is the later, the Class A shares in respect whereof such deposit shall have been made shall be redeemed and the rights of the holders thereof after such deposit or such redemption date, as the case may be, shall be limited to receiving without interest their proportionate part of the total Redemption Amount so deposited against presentation and surrender of the said certificates held by them respectively and any interest on the amount so deposited shall be for the account of the corporation.  If any part of the total Redemption Amount so deposited has not been paid to or to the order of the respective holders of the Class A shares which were called for redemption within two years after the date upon which such deposit was made or the date specified for redemption in the said notice, whichever is the later, such balance remaining in the said special account shall be returned to the corporation without prejudice to the rights of the holders of the shares being redeemed to claim the Redemption Amount without interest from the corporation.

(c)           Notwithstanding the foregoing provisions, the corporation shall each year, within 30 days following receipt by the corporation of the audited financial statements of the corporation for the corporation's preceding financial year, redeem in accordance with subclause 3(b) hereof that number of Class A shares (disregarding fractions) as is determined by dividing twenty percent (20%) of the Net Profits of the corporation (as hereinafter defined) for such preceding financial year by $100.  If such number of Class A shares so determined to be redeemed is more than the total number of Class A shares then outstanding, the corporation shall redeem all such Class A shares then outstanding within such 30 day period.  “Net Profits of the corporation” means the after tax profits determined in accordance with generally accepted accounting principles, where relevant, consistently applied.

4.           Voting Rights

The holders of the Class A shares as such shall not be entitled to receive notice of or to attend and vote at any meeting of the shareholders of the corporation, unless the meeting is called to consider any matter in respect of which the holders of the Class A shares would be entitled to vote separately as a class in which case the holders of the Class A shares shall be entitled to receive notice of and to attend and vote at such meeting.

The holders of the Common Shares shall be entitled to receive notice of and to attend all meetings of the shareholders of the corporation and shall be entitled to one vote in respect of each Common Share held at such meetings.

APPENDIX B and APPENDIX C

PROVISIONS ATTACHED TO THE COMMON SHARES
AND
PROVISIONS ATTACHED TO THE PREFERRED SHARES

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION OF
BIOMIRA CORPORATION

Biomira Corporation, a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), certifies that:

A.	The name of the Corporation is Biomira Corporation. The Corporation’s original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on September 7, 2007.

B.	This Amended and Restated Certificate of Incorporation has been duly adopted in accordance with Section 241 of the Delaware General Corporation Law.

C.	As of the date of this Amended and Restated Certificate of Incorporation, the Corporation has issued no shares of stock and has received no payment for shares of its stock.

D.	The text of the Certificate of Incorporation is amended and restated to read as set forth in EXHIBIT A attached hereto.

IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be executed by its sole incorporator, this 10th day of September, 2007.

BIOMIRA CORPORATION
a Delaware corporation

By:           /s/ EFFIE TOSHAV
Effie Toshav
Sole Incorporator

EXHIBIT A

ARTICLE I

1.1           The name of the corporation is Biomira Corporation.

ARTICLE II

2.1           The address of the corporation’s registered office in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, County of New Castle.  The name of the corporation’s registered agent at such address is Corporation Service Company.

ARTICLE III

3.1           The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law, as the same exists or as may hereafter be amended from time to time (the “DGCL”).

ARTICLE IV

4.1           The corporation shall have authority to issue a total of 110,012,500 shares of capital stock divided into 3 classes as follows:

(a)	One Hundred Million (100,000,000) shares of Common Stock, $0.0001 par value per share (the “Common Stock”).

(b)
Ten Million (10,000,000) shares of Preferred Stock, $0.0001 par value per share (the “Preferred Stock”).  The Preferred Stock may be issued from time to time in one or more series pursuant to a resolution or resolutions providing for such issue duly adopted by the Board of Directors (authority to do so being hereby expressly vested in the Board of Directors).  The Board of Directors is further authorized, subject to limitations prescribed by law, to fix by resolution or resolutions the designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of any wholly unissued series of Preferred Stock, including without limitation authority to fix by resolution or resolutions the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and liquidation preferences of any such series, and the number of shares constituting any such series and the designation thereof, or any of the foregoing.

(c)	Twelve Thousand Five Hundred (12,500) shares of Class UA Preferred Stock, no par value (the “Class UA Preferred Stock”). The powers Class UA Preferred Stock shall be as set for in Article VI below.

4.2           The Board of Directors is further authorized to increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any series of Preferred Stock, the number of which was fixed by it, subsequent to the issuance of shares of such series then outstanding, subject to the powers, preferences and rights, and the qualifications, limitations and restrictions thereof stated in the Certificate of Incorporation or the resolution of the Board of Directors originally fixing the number of shares of such series.  If the number of shares of any series is so decreased, then the corporation shall take all such steps as are necessary to cause the shares constituting such decrease to resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

ARTICLE V

The preferences, rights, qualifications, limitations and restrictions of the Common Stock and Class UA Preferred Stock are as follows:

5.1           Dividends.

(a)	The holders of the shares of Class UA Preferred Stock shall not be entitled to receive, and the corporation shall not pay, any dividends on the Class UA Preferred Stock.

(b)	Dividends may be paid on the Common Stock when, as and if declared by the Board of Directors.

5.2           Liquidation, Dissolution or Winding-Up.

(a)
In the event of the liquidation, dissolution or winding-up of the corporation or other distribution of assets of the corporation among stockholders for the purpose of winding-up its affairs, the holders of the Class UA Preferred Stock, as a class, shall be entitled to receive from the assets of the corporation a sum equivalent to the lesser of:

(i)
Twenty percent (20%) of the Net Profits of the Corporation (as defined in Section 5.3(c) hereof) for the period commencing at the end of the last completed financial year of the corporation and ending on the date of the distribution of assets of the corporation to its stockholders together with twenty percent (20%) of the Net Profits of the Corporation for the last completed financial year less any amounts of said net profits received by the holders of the shares of Class UA Preferred Stock pursuant to Section 5.3(c) hereof; and

(ii)
The aggregate Redemption Amount (as defined in Section 5.3(a) hereof) of all the shares of Class UA Preferred Stock then outstanding, before any amount shall be paid or any property or assets of the corporation distributed to the holders of the Common Stock of the corporation or the shares of any other series or class of capital stock ranking junior to the Class UA Preferred Stock.  After payment to the holders of the Class UA Preferred Stock of the amount so payable to them as above provided, such holders shall not be entitled to share in any further distribution of the assets or property of the corporation by virtue of their ownership of shares of Class UA Preferred Stock.

(b)
After the payment or setting aside for payment to the holders of Class UA Preferred Stock of the full amounts specified in Section 5.2(a) above, the entire remaining assets of the corporation legally available for distribution shall be distributed pro rata to holders of the Common Stock of the corporation in proportion to the number of shares of Common Stock held by them, subject to the rights and preferences of any then outstanding shares of Preferred Stock.

5.3           Redemption.

(a)
The corporation may, subject to the requirements of the DGCL, upon giving notice as hereinafter provided, redeem at any time the whole or from time to time all or any lesser number of the then outstanding shares of Class UA Preferred Stock on payment for each share to be redeemed of One Hundred Canadian Dollars (Cdn. $100.00) (the “Redemption Amount”).

(b)
In the case of redemption of Class UA Preferred Stock under the provisions of Section 5.3(a) hereof, the corporation shall, unless waived in writing by the holders of all of the shares of Class UA Preferred Stock, at least ten days before the date specified for redemption deliver or mail to each person who at the date of mailing is a registered holder of shares of Class UA Preferred Stock to be redeemed a notice in writing of the intention of the corporation to redeem such shares of Class UA Preferred Stock.  Such notice shall be delivered or mailed by letter, postage prepaid, addressed to each such stockholder at his, her or its address as it appears on the records of the corporation or in the event of the address of any such stockholder not so appearing then to the last known address of such stockholder or if delivered, delivered to each such stockholder at such address; provided, however, that accidental failure to give any such notice to one or more of such stockholders shall not affect the validity of such redemption.  Such notice shall set out the Redemption Amount and the date on which redemption is to take place and if part only of the shares held by the person to whom it is addressed is to be redeemed the number thereof to be so redeemed; provided, however, that if a part only of the shares of Class UA Preferred Stock for the time being outstanding is to be redeemed, the shares so to be redeemed shall be redeemed pro rata (disregarding fractions) unless otherwise agreed in writing by the holders of all of the shares of Class UA Preferred Stock.  On or after the date so specified for redemption, the corporation shall pay or cause to be paid to or to the order of the record holders of the shares of Class UA Preferred Stock to be redeemed the Redemption Amount thereof on presentation and surrender at the registered office of the corporation or any other place designated in such notice of the certificates representing the shares of Class UA Preferred Stock called for redemption.  Such payment shall be made by check payable at par at any branch of the corporation’s bankers in Canada.  If less than all of the shares of Class UA Preferred Stock represented by any certificate are redeemed, the holder shall be entitled to receive a new certificate for that number of shares of Class UA Preferred Stock represented by the original certificate that are not redeemed.  From and after the date specified for redemption in any such notice, the holders of the shares of Class UA Preferred Stock called for redemption shall not be entitled to exercise any of the rights of stockholders in respect thereof unless payment of the Redemption Amount shall not be made upon presentation of certificates in accordance with the foregoing provisions, in which case the rights of stockholders shall remain unaffected.  The corporation shall have the right, at any time after the mailing of notice of its intention to redeem any shares of Class UA Preferred Stock, to deposit the Redemption Amount of the shares so called for redemption or of such of the said shares represented by certificates as have not at the date of such deposit been surrendered by the holders thereof in connection with such redemption to a special account in any chartered bank or in any trust company in Canada, named in such notice, to be paid without interest to or to the order of the respective holders of such shares of Class UA Preferred Stock called for redemption upon presentation and surrender to such bank or trust company of the certificates representing the same.  Upon such deposit being made or upon the date specified for redemption in such notice, whichever is the later, the shares of UA Preferred Stock in respect whereof such deposit shall have been made shall be redeemed and the rights of the holders thereof after such deposit or such redemption date, as the case may be, shall be limited to receiving without interest their proportionate part of the total Redemption Amount so deposited against presentation and surrender of the said certificates held by them respectively and any interest on the amount so deposited shall be for the account of the corporation.  If any part of the total Redemption Amount so deposited has not been paid to or to the order of the respective holders of the shares of Class UA Preferred Stock which were called for redemption within two years after the date upon which such deposit was made or the date specified for redemption in the said notice, whichever is the later, such balance remaining in the said special account shall be returned to the corporation without prejudice to the rights of the holders of the shares being redeemed to claim the Redemption Amount without interest from the corporation.

(c)
Notwithstanding the foregoing provisions, the corporation shall, each year, within 30 days following receipt by the corporation of the audited financial statements of the corporation for the corporation’s preceding financial year, redeem, subject to the requirements of the DGCL and in accordance with Section 5.3(b) hereof, that number of shares of Class UA Preferred Stock (disregarding fractions) as is determined by dividing twenty percent (20%) of the Net Profits of the Corporation (as hereinafter defined) for such preceding financial year by One Hundred Canadian Dollars (Cdn. $100.00).  If such number of shares of Class UA Preferred Stock so determined to be redeemed is more than the total number of shares of Class UA Preferred Stock then outstanding, the corporation shall redeem all such shares of Class UA Preferred Stock then outstanding within such thirty (30) day period “Net Profits of the Corporation” means the after tax profits determined in accordance with generally accepted accounting principles, where relevant, consistently applied.

(d)	The shares of Common Stock shall have no right of redemption.

5.4           Voting Rights.

(a)
Class UA Preferred Stock.  The holders of the shares of Class UA Preferred Stock as such shall not be entitled to receive notice of, or to attend and vote at, any meeting of the stockholders of the corporation, unless the meeting is called to consider any matter in respect of which the holders of the shares of Class UA Preferred Stock would be entitled to vote separately as a class, in which case the holders of the shares of Class UA Preferred Stock shall be entitled to receive notice of and to attend and vote at such meeting.

(b)	Common Stock. Except as otherwise provided by law, each share of Common Stock shall entitle the holder thereof to one vote on each matter submitted to a vote at a meeting of stockholders.

(c)
Adjustment in Authorized Stock.  The number of authorized shares of any class or series of the corporation’s stock may be increased or decreased (but not below the number of shares thereof then outstanding) by an affirmative vote of the holders of a majority of the stock of the corporation.

ARTICLE VI

6.1           The number of directors that constitutes the entire Board of Directors of the corporation shall be fixed by, or in the manner provided in, the Bylaws of the corporation.  At each annual meeting of stockholders, directors of the corporation shall be elected to hold office until the expiration of the term for which they are elected and until their successors have been duly elected and qualified or until their earlier resignation or removal; except that if any such election shall not be so held, such election shall take place at a stockholders’ meeting called and held in accordance with the DGCL.

6.2           Effective at such time as the corporation becomes a reporting issuer under the Securities and Exchange Act of 1934 (the “Effective Date”), the directors of the corporation shall be divided into three classes as nearly equal in size as is practicable, hereby designated Class I, Class II and Class III.  The Board of Directors may assign members of the Board of Directors already in office to such classes at the time such classification becomes effective.  The term of office of the initial Class I directors shall expire at the first regularly-scheduled annual meeting of the stockholders following the effective date of this Certificate of Incorporation, the term of office of the initial Class II directors shall expire at the second annual meeting of the stockholders following the Effective Date and the term of office of the initial Class III directors shall expire at the third annual meeting of the stockholders following the Effective Date.  At each annual meeting of stockholders, commencing with the first regularly-scheduled annual meeting of stockholders following the Effective Date, each of the successors elected to replace the directors of a Class whose term shall have expired at such annual meeting shall be elected to hold office until the third annual meeting next succeeding his or her election and until his or her respective successor shall have been duly elected and qualified.

6.3           Notwithstanding the foregoing provisions of this Article, each director shall serve until his or her successor is duly elected and qualified or until his or her death, resignation, or removal  If the number of directors is hereafter changed, any newly created directorships or decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal in number as is practicable, provided that no decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

6.4           Any director may be removed from office by the stockholders of the corporation only for cause.  Vacancies occurring on the Board of Directors for any reason and newly created directorships resulting from an increase in the authorized number of directors may be filled only by vote of a majority of the remaining members of the Board of Directors, although less than a quorum, or by a sole remaining director, at any meeting of the Board of Directors and may not be filled by the stockholders.  A person so elected by the Board of Directors to fill a vacancy or newly created directorship shall hold office until the next election of the class for which such director shall have been chosen and until his or her successor shall be duly elected and qualified.

6.5           No stockholder will be permitted to cumulate votes at any election of directors.

ARTICLE VII

7.1           In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the corporation is expressly authorized to adopt, amend or repeal the Bylaws of the corporation.

ARTICLE VIII

8.1           Elections of directors need not be by written ballot unless the Bylaws of the corporation shall so provide.

ARTICLE IX

9.1           No action shall be taken by the stockholders of the corporation except at an annual or special meeting of the stockholders called in accordance with the Bylaws, and no action shall be taken by the stockholders by written consent.

ARTICLE X

10.1           To the fullest extent permitted by the DGCL, as it presently exists or may hereafter be amended from time to time, a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.  If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

10.2           The corporation shall indemnify, to the fullest extent permitted by applicable law, any director or officer of the corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any such Proceeding.  The corporation shall be required to indemnify a person in connection with a Proceeding initiated by such person only if the Proceeding was authorized by the Board.

10.3           The corporation shall have the power to indemnify, to the extent permitted by the DGCL, as it presently exists or may hereafter be amended from time to time, any employee or agent of the corporation who was or is a party or is threatened to be made a party to any Proceeding by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any such Proceeding.

10.4           Neither any amendment nor repeal of this Article X, nor the adoption of any provision of the corporation’s Certificate of Incorporation inconsistent with this Article X, shall eliminate or reduce the effect of this Article X in respect of any matter occurring, or any cause of action, suit or proceeding accruing or arising or that, but for this Article X, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

ARTICLE XI

11.1           Except as provided in Article X above, the corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation; provided, however, that notwithstanding any other provision of this Certificate of Incorporation, or any provision of law that might otherwise permit a lesser vote or no vote, the Board of Directors acting pursuant to a resolution adopted by a majority of the Board of Directors and the affirmative vote of sixty-six and two-thirds percent (662⁄3%) of the then outstanding voting securities of the corporation, voting together as a single class, shall be required for the amendment, repeal or modification of the provisions of Section 4.1(b) of Article IV, Sections 6.2, 6.3, 6.4 and 6.5 of Article VI, Article IX or Article XI of this Certificate of Incorporation.

ARTICLE XII

12.1           The name and mailing address of the incorporator are as follows:

Effie Toshav
Wilson Sonsini Goodrich & Rosati, Professional Corporation
701 Fifth Avenue, Suite 5100
Seattle, Washington 98104

SCHEDULE 2

Corporate Name: **ONCOTHYREON CANADA INC**

The province or territory in Canada where the registered office is to be situated:

Alberta

The classes and any maximum number of shares that the corporation is authorized to issue:

See attached Schedule A

Restrictions, if any, on share transfers:

See attached Schedule B

Number (or minimum and maximum number) of directors:

1 - 9

Restrictions, if any, on business the corporation may carry on:

None

Other provisions, if any:

See attached Schedule C

SCHEDULE A

AUTHORIZED CAPITAL

1.	Authorized Capital

The corporation is authorized to issue:

(a)	An unlimited number of Class A Shares,

(b)	An unlimited number of Class B Shares,

(c)	An unlimited number of Class C Shares,

(d)	An unlimited number of Class D Shares,

(e)	An unlimited number of Class E Shares, and

(f)	An unlimited number of Class F Shares.

2.	Acquired Assets

Where shares of any class are issued by the corporation in exchange for

(a)	property, other than a promissory note or promise to pay, or

(b)	issued shares of the corporation of a different class,

such property or such issued shares of a different class shall herein be called the "Acquired Assets".

3.	Rights, Privileges, Restrictions and Conditions

There shall be attached to the authorized shares of the respective classes, the following rights, privileges, restrictions and conditions:

(a)	Voting

(i)	The holders of the Class A and Class E Shares shall be entitled to one (1) vote for each Class A and Class E Share held at all meetings of the shareholders.

(ii)
The holders of the Class B, Class C, Class D and Class F Shares shall have no right to vote at any meeting of the shareholders by virtue of their holding of any Class B, Class C, Class D or Class F Shares.

(b)	Dividends

(i)	The holders of the Class E Shares shall not be entitled to any dividends by virtue of their holding of any Class E Shares and the Board shall not declare any dividends on the Class E Shares.

(ii)
The holders of the Class C Shares shall only be entitled to receive and the corporation shall only be obligated to pay such dividends as the Board may declare, provided that such dividends shall not exceed in any one fiscal year SIXTEEN (16%) PERCENT per annum of the Redemption Amount (as herein defined) of each Class C Share held.

If the Board has declared a dividend on the Class C Shares for any fiscal year, no dividend shall be declared or paid or set aside for payment for any class of shares ranking junior to the Class C Shares for that fiscal year until the dividend declared on the Class C Shares is paid or set apart for payment.

The holders of the Class C Shares shall not be entitled to any dividends other than or in excess of the dividends herein provided for, and if the Board does not declare a dividend for that fiscal year for the Class C Shares, then the rights of the holders of the Class C Shares to any dividend for such fiscal year shall be forever extinguished.

(iii)
The holders of the Class D Shares shall only be entitled to receive and the corporation shall only be obligated to pay such dividends as the Board may declare, provided that such dividends shall not exceed in any one fiscal year SIXTEEN (16%) PERCENT per annum of the Redemption Amount (as herein defined) of each Class D Share held.

If the Board has declared a dividend on the Class D Shares for any fiscal year, no dividend shall be declared or paid or set aside for payment for any class of shares ranking junior to the Class D Shares for that fiscal year until the dividend declared on the Class D Shares is paid or set apart for payment.

The holders of the Class D Shares shall not be entitled to any dividends other than or in excess of the dividends herein provided for, and if the Board does not declare a dividend for that fiscal year for the Class D Shares, then the rights of the holders of the Class D Shares to any dividend for such fiscal year shall be forever extinguished.

(iv)
The holders of the Class F Shares shall only be entitled to receive and the corporation shall only be obligated to pay such dividends as the Board may declare, provided that such dividends shall not exceed in any one fiscal year SIXTEEN (16%) PERCENT per annum of the Redemption Amount (as herein defined) of each Class F Share held.

If the Board has declared a dividend on the Class F Shares for any fiscal year, no dividend shall be declared or paid or set aside for payment for any class of shares ranking junior to the Class F Shares for that fiscal year until the dividend declared on the Class F Shares is paid or set apart for payment.

The holders of the Class F Shares shall not be entitled to any dividends other than or in excess of the dividends herein provided for, and if the Board does not declare a dividend for that fiscal year for the Class F Shares, then the rights of the holders of the Class F Shares to any dividend for such fiscal year shall be forever extinguished.

(v)
The Board may at any time declare a dividend on the issued and outstanding Class C, Class D or Class F Shares without declaring any dividend or a dividend in the same amount on the issued and outstanding shares of any other class of shares.

(vi)
Subject to subsections 3(b)(ii), (iii) and (iv) the Board may at any time declare a dividend on the issued and outstanding Class A or Class B Shares without declaring any dividend or a dividend in the same amount on the issued and outstanding shares of the other class. No declaration or payment of any dividend shall be made to the holders of any Class A or Class B Shares if there are reasonable grounds for the Board to believe that:

(A)	the corporation is, or would after the payment be, unable to pay its liabilities as they become due, or

(B)	the declaration or payment of such dividend would result in the realizable value of the assets of the corporation being reduced to less than the aggregate of

(1)	the liabilities of the corporation,

(2)	the Redemption Amounts of all issued and outstanding Class C, Class D and Class F Shares, and

(3)	the stated capital of the Class A, Class B and Class E Shares.

(c)	Redemption

(i)
Any holder of Class C, Class D, Class E or Class F Shares shall be entitled to require the corporation to redeem all or any part of the Class C, Class D, Class E or Class F Shares registered in the name of such holder on the books of the corporation by tendering to the corporation, at its registered office, the share certificate or certificates representing the Class C, Class D, Class E or Class F Shares which the registered holder desires to have the corporation redeem, properly endorsed in blank for transfer or accompanied by an appropriate form of transfer properly executed in blank and in either case, if required by the Board, with the signature guaranteed by a Canadian chartered bank together with a request in writing (herein called the "Redemption Notice") specifying

(A)	that the registered holder desires to have all or a specified number of the Class C, Class D, Class E or Class F Shares represented by such certificate or certificates redeemed by the corporation, and

(B)	the business day (herein called the "Redemption Date") on which the holder desires to have the corporation redeem such Class C, Class D, Class E or Class F Shares.

If the Redemption Notice is signed by an attorney, it shall be accompanied by evidence of the authority of such attorney satisfactory to the Board.

(ii)
Upon receipt of the share certificate or certificates representing the Class C, Class D, Class E or Class F Shares which the registered holder desires to have the corporation redeem, together with the Redemption Notice, the corporation shall on the Redemption Date redeem such Class C, Class D, Class E or Class F Shares by paying to such registered holder, by cheque payable at any branch of the corporation's bankers in Canada, for each Class C, Class D, Class E or Class F Share redeemed:

(A)	for each Class C Share to be redeemed, the Redemption Amount together with all discretionary dividends declared thereon but unpaid,

(B)	for each Class D Share to be redeemed, an amount equal to the Redemption Amount together with all discretionary dividends declared thereon but unpaid,

(C)	for each Class E Share to be redeemed, an amount equal to the Redemption Amount, and

(D)	for each Class F Share to be redeemed, the Redemption Amount together with all discretionary dividends declared thereon but unpaid.

The Class C, Class D, Class E or Class F Shares shall be redeemed on the Redemption Date. The rights of the holders of such Class C, Class D, Class E or Class F Shares shall remain unaffected until the amount payable on redemption has been paid. Subsequent to payment of the amount payable on redemption, the holders of such Class C, Class D, Class E or Class F Shares shall not be entitled to any rights in respect thereof.

(iii)	The Redemption Amount payable for each Class C Share shall be equal to the proportion of the difference between

(A)
the fair market value of the Acquired Assets for which the Class C Shares were issued, as at the date of purchase by the corporation, as determined by the Board (in this paragraph and paragraph (iv) called the "Acquired Assets Value"), and

(B)
the aggregate of the values of any non-share consideration given or assumed by the corporation as partial consideration for the Acquired Assets (in this paragraph and paragraph (iv) called the "Non-Share Consideration Value"), that one (l) bears to the total number of Class C Shares issued in exchange for the Acquired Assets and shall be fixed by the Board upon issuance of any Class C Shares.

(iv)
If subsequent to the issuance of Class C Shares issued in exchange for any Acquired Assets it is determined by agreement between the Board and representatives of the Minister of National Revenue, or any other competent authority, or otherwise to the satisfaction of the Board that the Acquired Assets Value should have been a greater or lesser amount than the amount determined upon issuance (such greater or lesser amount shall in this paragraph be called the "Adjusted Acquired Assets Value"), or the Non-Share Consideration Value should have been a greater or lesser amount than the amount determined upon issuance (such greater or lesser amount shall in this paragraph be called the "Adjusted Non-Share Consideration Value"), the Redemption Amount payable for each Class C Share issued in exchange for those Acquired Assets and remaining outstanding at that time shall be equal to the proportion of the difference between

(A)	the Adjusted Acquired Assets Value, or if there has been no adjustment, the Acquired Assets Value, and

(B)	the aggregate of:

(1)	the Adjusted Non-Share Consideration Value, or if there has been no adjustment, the Non-Share Consideration Value, and

(2)
the Redemption Amounts of all Class C Shares issued in exchange for those Acquired Assets and purchased or redeemed by the corporation at or before that time that one (1) bears to the total number of Class C Shares issued in exchange for those Acquired Assets and remaining outstanding at that time.

If the corporation has purchased or redeemed all of the Class C Shares issued in exchange for any Acquired Assets at or before the time that the Adjusted Acquired Assets Value or the Adjusted Non-Share Consideration Value is determined and the agreement (the "Acquisition Agreement") pursuant to which the corporation originally acquired the Acquired Assets requires the issuance of an additional share upon such adjustment being made when all of the Class C Shares originally issued have been purchased or redeemed, then the corporation shall issue one (1) additional Class C Share which shall be deemed to have been issued in exchange for those Acquired Assets, the Board shall fix the stated capital of that Class C Share in accordance with the Acquisition Agreement and the Redemption Amount of that Class C Share shall be equal to the difference between

(C)	the Adjusted Acquired Assets Value, or if there has been no adjustment, the Acquired Assets Value, and

(D)	the aggregate of:

(1)	the Adjusted Non-Share Consideration Value, or if there has been no adjustment, the Non-Share Consideration Value, and

(2)	the Redemption Amounts of all Class C Shares issued in exchange for those Acquired Assets and purchased or redeemed by the corporation.

(v)
The Redemption Amount payable for each Class D Share shall be equal to the proportion of the stated capital account maintained for the Class D Shares that one (1) bears to the total number of Class D Shares issued and outstanding.

(vi)
The Redemption Amount payable for each Class E Share shall be equal to the proportion of the stated capital account maintained for the Class E Shares that one (1) bears to the total number of Class E Shares issued and outstanding.

(vii)	The Redemption Amount payable for each Class F Share shall be equal to the proportion of the difference between

(A)
the fair market value of the Acquired Assets for which the Class F Shares were issued, as at the date of purchase by the corporation, as determined by the Board (in this paragraph and paragraph (viii) called the "Acquired Assets Value"), and

(B)
the aggregate of the values of any non-share consideration given or assumed by the corporation as partial consideration for the Acquired Assets (in this paragraph and paragraph (viii) called the "Non-Share Consideration Value"), that one (l) bears to the total number of Class F Shares issued in exchange for the Acquired Assets and shall be fixed by the Board upon issuance of any Class F Shares.

(viii)
If subsequent to the issuance of Class F Shares issued in exchange for any Acquired Assets it is determined by agreement between the Board and representatives of the Minister of National Revenue, or any other competent authority, or otherwise to the satisfaction of the Board that the Acquired Assets Value should have been a greater or lesser amount than the amount determined upon issuance (such greater or lesser amount shall in this paragraph be called the "Adjusted Acquired Assets Value"), or the Non-Share Consideration Value should have been a greater or lesser amount than the amount determined upon issuance (such greater or lesser amount shall in this paragraph be called the "Adjusted Non-Share Consideration Value"), the Redemption Amount payable for each Class F Share issued in exchange for those Acquired Assets and remaining outstanding at that time shall be equal to the proportion of the difference between

(A)	the Adjusted Acquired Assets Value, or if there has been no adjustment, the Acquired Assets Value, and

(B)	the aggregate of:

(1)	the Adjusted Non-Share Consideration Value, or if there has been no adjustment, the Non-Share Consideration Value, and

(2)
the Redemption Amounts of all Class F Shares issued in exchange for those Acquired Assets and purchased or redeemed by the corporation at or before that time that one (1) bears to the total number of Class F Shares issued in exchange for those Acquired Assets and remaining outstanding at that time.

If the corporation has purchased or redeemed all of the Class F Shares issued in exchange for any Acquired Assets at or before the time that the Adjusted Acquired Assets Value or the Adjusted Non-Share Consideration Value is determined and the agreement (the "Acquisition Agreement") pursuant to which the corporation originally acquired the Acquired Assets requires the issuance of an additional share upon such adjustment being made when all of the Class F Shares originally issued have been purchased or redeemed, then the corporation shall issue one (1) additional Class F Share which shall be deemed to have been issued in exchange for those Acquired Assets, the Board shall fix the stated capital of that Class F Share in accordance with the Acquisition Agreement and the Redemption Amount of that Class F Share shall be equal to the difference between

(C)	the Adjusted Acquired Assets Value, or if there has been no adjustment, the Acquired Assets Value, and

(D)	the aggregate of:

(1)	the Adjusted Non-Share Consideration Value, or if there has been no adjustment, the Non-Share Consideration Value, and

(2)	the Redemption Amounts of all Class F Shares issued in exchange for those Acquired Assets and purchased or redeemed by the corporation.

(ix)
If the redemption of all the issued and outstanding Class C, Class D, Class E or Class F Shares in respect of which the corporation has received Redemption Notices would cause the corporation to be in contravention of the Canada Business Corporations Act, the corporation shall at that time redeem, on a pro rata basis, disregarding fractions, only such number of Class C, Class D, Class E or Class F Shares as can be redeemed without causing such contravention and the corporation shall redeem the balance of the issued and outstanding Class C, Class D, Class E or Class F Shares in respect of which the corporation has received Redemption Notices on a pro rata basis, disregarding fractions, at such time as redemption can be made without causing the corporation to be in contravention of the Canada Business Corporations Act.

(x)	Upon giving notice as herein provided, the Board may redeem the whole or any part of the issued and outstanding Class C, Class D, Class E or Class F Shares upon payment,

(A)	for each Class C, Class D or Class F Share to be redeemed, of an amount equal to the Redemption Amount together with all discretionary dividends declared thereon but unpaid, and

(B)	for each Class E Share to be redeemed, of an amount equal to the Redemption Amount.

Unless waived by the registered holder of the shares to be redeemed, at least ten (l0) days notice in writing of such redemption shall be given by mailing to the registered holder of the Class C, Class D, Class E or Class F Shares to be redeemed a notice specifying the date and place of redemption, which may be a chartered bank. If notice of any such redemption is given by the corporation in such manner and amounts sufficient to redeem the Class C, Class D, Class E or Class F Shares to be redeemed is deposited to a special account at any chartered bank specified in such notice, the Class C, Class D, Class E or Class F Shares in respect of which such deposit has been made shall be redeemed and the holder of such Class C, Class D, Class E or Class F Shares shall thereafter have no rights against the corporation in respect thereof except upon surrender of the certificates for such Class C, Class D, Class E or Class F Shares to receive payment therefor, without interest, out of the monies so deposited.

(d)	Corporate Purchase

Except where the corporation redeems shares pursuant to subsection 3(c) hereof, the corporation shall not make any payment to purchase or otherwise acquire any shares issued by it if there are reasonable grounds for the Board to believe that:

(i)	The corporation is, or would after the payment be, unable to pay its liabilities as they become due, or

(ii)	The realizable value of the corporation's assets would after the payment be less than the aggregate of

(A)	the liabilities of the corporation,

(B)	the Redemption Amounts of all issued and outstanding Class C and Class F Shares, and

(C)	the stated capital of the Class A, Class B, Class D and Class E Shares.

(e)	Liquidation

In the event of the voluntary or involuntary liquidation, dissolution or winding up of the corporation, or other distribution of assets of the corporation among shareholders for the purpose of winding up its affairs:

(i)
The holders of the Class C, Class D and Class F Shares shall be entitled to receive ratably at the same time, before any distribution of any part of the assets of the corporation among the holders of the other classes of shares, from the assets of the corporation, an amount equal to the Redemption Amount for each Class C, Class D or Class F Share held by them, together with any dividends declared thereon but unpaid, and no more;

(ii)
After distribution to the holders of the Class C, Class D and Class F Shares, but before any distribution of the assets of the corporation between the holders of the Class A and Class B Shares, the holders of the Class E Shares shall be entitled to receive ratably at the same time, from the assets of the corporation, an amount equal to the Redemption Amount for each Class E Share held by them, and no more; and

(iii)	The holders of the issued and outstanding Class A and Class B Shares shall be entitled to participate ratably at the same time in any further distribution of the assets of the corporation.

SCHEDULE B
SHARE TRANSFER RESTRICTIONS

So long as the corporation is a private issuer as defined in securities law, no securities of the corporation, other than non-convertible debt securities, shall be transferred without the consent of the directors, expressed by a resolution.

SCHEDULE C

OTHER PROVISIONS

1.	Lien On Shares

The corporation shall have a first and paramount lien on a share registered in the name of a shareholder or his legal representative, whether registered solely or jointly with any other person, for a debt of that shareholder to the corporation, including an amount unpaid in respect of a share issued by the corporation on the date it was incorporated under the Business Corporations Act (Alberta), whether the period for payment, fulfilment or discharge of that debt shall have actually arrived or not.  The lien shall extend to all dividends and distributions of capital declared or otherwise payable on such shares.

2.	Appointment of Directors

The directors of the corporation may, between annual general meetings, appoint one (1) or more additional directors of the corporation to serve until the next annual general meeting, provided that the number of additional directors shall not at any time exceed one-third (1/3) of the number of directors who held office at the expiration of the last annual meeting of the corporation.

3.	Borrowing

The directors of the corporation may,

(a)	borrow money on the credit of the corporation,

(b)	issue, reissue, sell or pledge debt obligations of the corporation,

(c)	give a guarantee on behalf of the corporation to secure performance of an obligation of any person, and

(d)	mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of the corporation, owned or subsequently acquired, to secure any obligation of the corporation.

4.	Meetings of Shareholders

Meetings of shareholders of the corporation may be held inside or outside Canada.

<u>SCHEDULE 3</u>

Corporate Name: **4460626 CANADA INC.**

The province or territory in Canada where the registered office is to be situated:

Alberta

The classes and any maximum number of shares that the corporation is authorized to issue:

See attached Schedule A

Restrictions, if any, on share transfers:

See attached Schedule B

Number (or minimum and maximum number) of directors:

1 - 9

Restrictions, if any, on business the corporation may carry on:

None

Other provisions, if any:

See attached Schedule C

SCHEDULE A

AUTHORIZED CAPITAL

1.	Authorized Capital

The corporation is authorized to issue:

(a)	An unlimited number of Class A Shares,

(b)	An unlimited number of Class B Shares,

(c)	An unlimited number of Class C Shares,

(d)	An unlimited number of Class D Shares,

(e)	An unlimited number of Class E Shares, and

(f)	An unlimited number of Class F Shares.

2.	Acquired Assets

Where shares of any class are issued by the corporation in exchange for

(a)	property, other than a promissory note or promise to pay, or

(b)	issued shares of the corporation of a different class,

such property or such issued shares of a different class shall herein be called the "Acquired Assets".

3.	Rights, Privileges, Restrictions and Conditions

There shall be attached to the authorized shares of the respective classes, the following rights, privileges, restrictions and conditions:

(a)	Voting

(i)	The holders of the Class A and Class E Shares shall be entitled to one (1) vote for each Class A and Class E Share held at all meetings of the shareholders.

(ii)
The holders of the Class B, Class C, Class D and Class F Shares shall have no right to vote at any meeting of the shareholders by virtue of their holding of any Class B, Class C, Class D or Class F Shares.

(b)	Dividends

(i)	The holders of the Class E Shares shall not be entitled to any dividends by virtue of their holding of any Class E Shares and the Board shall not declare any dividends on the Class E Shares.

(ii)
The holders of the Class C Shares shall only be entitled to receive and the corporation shall only be obligated to pay such dividends as the Board may declare, provided that such dividends shall not exceed in any one fiscal year SIXTEEN (16%) PERCENT per annum of the Redemption Amount (as herein defined) of each Class C Share held.

If the Board has declared a dividend on the Class C Shares for any fiscal year, no dividend shall be declared or paid or set aside for payment for any class of shares ranking junior to the Class C Shares for that fiscal year until the dividend declared on the Class C Shares is paid or set apart for payment.

The holders of the Class C Shares shall not be entitled to any dividends other than or in excess of the dividends herein provided for, and if the Board does not declare a dividend for that fiscal year for the Class C Shares, then the rights of the holders of the Class C Shares to any dividend for such fiscal year shall be forever extinguished.

(iii)
The holders of the Class D Shares shall only be entitled to receive and the corporation shall only be obligated to pay such dividends as the Board may declare, provided that such dividends shall not exceed in any one fiscal year SIXTEEN (16%) PERCENT per annum of the Redemption Amount (as herein defined) of each Class D Share held.

If the Board has declared a dividend on the Class D Shares for any fiscal year, no dividend shall be declared or paid or set aside for payment for any class of shares ranking junior to the Class D Shares for that fiscal year until the dividend declared on the Class D Shares is paid or set apart for payment.

The holders of the Class D Shares shall not be entitled to any dividends other than or in excess of the dividends herein provided for, and if the Board does not declare a dividend for that fiscal year for the Class D Shares, then the rights of the holders of the Class D Shares to any dividend for such fiscal year shall be forever extinguished.

(iv)
The holders of the Class F Shares shall only be entitled to receive and the corporation shall only be obligated to pay such dividends as the Board may declare, provided that such dividends shall not exceed in any one fiscal year SIXTEEN (16%) PERCENT per annum of the Redemption Amount (as herein defined) of each Class F Share held.

If the Board has declared a dividend on the Class F Shares for any fiscal year, no dividend shall be declared or paid or set aside for payment for any class of shares ranking junior to the Class F Shares for that fiscal year until the dividend declared on the Class F Shares is paid or set apart for payment.

The holders of the Class F Shares shall not be entitled to any dividends other than or in excess of the dividends herein provided for, and if the Board does not declare a dividend for that fiscal year for the Class F Shares, then the rights of the holders of the Class F Shares to any dividend for such fiscal year shall be forever extinguished.

(v)
The Board may at any time declare a dividend on the issued and outstanding Class C, Class D or Class F Shares without declaring any dividend or a dividend in the same amount on the issued and outstanding shares of any other class of shares.

(vi)
Subject to subsections 3(b)(ii), (iii) and (iv) the Board may at any time declare a dividend on the issued and outstanding Class A or Class B Shares without declaring any dividend or a dividend in the same amount on the issued and outstanding shares of the other class. No declaration or payment of any dividend shall be made to the holders of any Class A or Class B Shares if there are reasonable grounds for the Board to believe that:

(A)	the corporation is, or would after the payment be, unable to pay its liabilities as they become due, or

(B)	the declaration or payment of such dividend would result in the realizable value of the assets of the corporation being reduced to less than the aggregate of

(1)	the liabilities of the corporation,

(2)	the Redemption Amounts of all issued and outstanding Class C, Class D and Class F Shares, and

(3)	the stated capital of the Class A, Class B and Class E Shares.

(c)	Redemption

(i)
Any holder of Class C, Class D, Class E or Class F Shares shall be entitled to require the corporation to redeem all or any part of the Class C, Class D, Class E or Class F Shares registered in the name of such holder on the books of the corporation by tendering to the corporation, at its registered office, the share certificate or certificates representing the Class C, Class D, Class E or Class F Shares which the registered holder desires to have the corporation redeem, properly endorsed in blank for transfer or accompanied by an appropriate form of transfer properly executed in blank and in either case, if required by the Board, with the signature guaranteed by a Canadian chartered bank together with a request in writing (herein called the "Redemption Notice") specifying

(A)	that the registered holder desires to have all or a specified number of the Class C, Class D, Class E or Class F Shares represented by such certificate or certificates redeemed by the corporation, and

(B)	the business day (herein called the "Redemption Date") on which the holder desires to have the corporation redeem such Class C, Class D, Class E or Class F Shares.

If the Redemption Notice is signed by an attorney, it shall be accompanied by evidence of the authority of such attorney satisfactory to the Board.

(ii)
Upon receipt of the share certificate or certificates representing the Class C, Class D, Class E or Class F Shares which the registered holder desires to have the corporation redeem, together with the Redemption Notice, the corporation shall on the Redemption Date redeem such Class C, Class D, Class E or Class F Shares by paying to such registered holder, by cheque payable at any branch of the corporation's bankers in Canada, for each Class C, Class D, Class E or Class F Share redeemed:

(A)	for each Class C Share to be redeemed, the Redemption Amount together with all discretionary dividends declared thereon but unpaid,

(B)	for each Class D Share to be redeemed, an amount equal to the Redemption Amount together with all discretionary dividends declared thereon but unpaid,

(C)	for each Class E Share to be redeemed, an amount equal to the Redemption Amount, and

(D)	for each Class F Share to be redeemed, the Redemption Amount together with all discretionary dividends declared thereon but unpaid.

The Class C, Class D, Class E or Class F Shares shall be redeemed on the Redemption Date. The rights of the holders of such Class C, Class D, Class E or Class F Shares shall remain unaffected until the amount payable on redemption has been paid. Subsequent to payment of the amount payable on redemption, the holders of such Class C, Class D, Class E or Class F Shares shall not be entitled to any rights in respect thereof.

(iii)	The Redemption Amount payable for each Class C Share shall be equal to the proportion of the difference between

(A)
the fair market value of the Acquired Assets for which the Class C Shares were issued, as at the date of purchase by the corporation, as determined by the Board (in this paragraph and paragraph (iv) called the "Acquired Assets Value"), and

(B)
the aggregate of the values of any non-share consideration given or assumed by the corporation as partial consideration for the Acquired Assets (in this paragraph and paragraph (iv) called the "Non-Share Consideration Value"), that one (l) bears to the total number of Class C Shares issued in exchange for the Acquired Assets and shall be fixed by the Board upon issuance of any Class C Shares.

(iv)
If subsequent to the issuance of Class C Shares issued in exchange for any Acquired Assets it is determined by agreement between the Board and representatives of the Minister of National Revenue, or any other competent authority, or otherwise to the satisfaction of the Board that the Acquired Assets Value should have been a greater or lesser amount than the amount determined upon issuance (such greater or lesser amount shall in this paragraph be called the "Adjusted Acquired Assets Value"), or the Non-Share Consideration Value should have been a greater or lesser amount than the amount determined upon issuance (such greater or lesser amount shall in this paragraph be called the "Adjusted Non-Share Consideration Value"), the Redemption Amount payable for each Class C Share issued in exchange for those Acquired Assets and remaining outstanding at that time shall be equal to the proportion of the difference between

(A)	the Adjusted Acquired Assets Value, or if there has been no adjustment, the Acquired Assets Value, and

(B)	the aggregate of:

(1)	the Adjusted Non-Share Consideration Value, or if there has been no adjustment, the Non-Share Consideration Value, and

(2)
the Redemption Amounts of all Class C Shares issued in exchange for those Acquired Assets and purchased or redeemed by the corporation at or before that time that one (1) bears to the total number of Class C Shares issued in exchange for those Acquired Assets and remaining outstanding at that time.

If the corporation has purchased or redeemed all of the Class C Shares issued in exchange for any Acquired Assets at or before the time that the Adjusted Acquired Assets Value or the Adjusted Non-Share Consideration Value is determined and the agreement (the "Acquisition Agreement") pursuant to which the corporation originally acquired the Acquired Assets requires the issuance of an additional share upon such adjustment being made when all of the Class C Shares originally issued have been purchased or redeemed, then the corporation shall issue one (1) additional Class C Share which shall be deemed to have been issued in exchange for those Acquired Assets, the Board shall fix the stated capital of that Class C Share in accordance with the Acquisition Agreement and the Redemption Amount of that Class C Share shall be equal to the difference between

(C)	the Adjusted Acquired Assets Value, or if there has been no adjustment, the Acquired Assets Value, and

(D)	the aggregate of:

(1)	the Adjusted Non-Share Consideration Value, or if there has been no adjustment, the Non-Share Consideration Value, and

(2)	the Redemption Amounts of all Class C Shares issued in exchange for those Acquired Assets and purchased or redeemed by the corporation.

(v)
The Redemption Amount payable for each Class D Share shall be equal to the proportion of the stated capital account maintained for the Class D Shares that one (1) bears to the total number of Class D Shares issued and outstanding.

(vi)
The Redemption Amount payable for each Class E Share shall be equal to the proportion of the stated capital account maintained for the Class E Shares that one (1) bears to the total number of Class E Shares issued and outstanding.

(vii)	The Redemption Amount payable for each Class F Share shall be equal to the proportion of the difference between

(A)
the fair market value of the Acquired Assets for which the Class F Shares were issued, as at the date of purchase by the corporation, as determined by the Board (in this paragraph and paragraph (viii) called the "Acquired Assets Value"), and

(B)
the aggregate of the values of any non-share consideration given or assumed by the corporation as partial consideration for the Acquired Assets (in this paragraph and paragraph (viii) called the "Non-Share Consideration Value"), that one (l) bears to the total number of Class F Shares issued in exchange for the Acquired Assets and shall be fixed by the Board upon issuance of any Class F Shares.

(viii)
If subsequent to the issuance of Class F Shares issued in exchange for any Acquired Assets it is determined by agreement between the Board and representatives of the Minister of National Revenue, or any other competent authority, or otherwise to the satisfaction of the Board that the Acquired Assets Value should have been a greater or lesser amount than the amount determined upon issuance (such greater or lesser amount shall in this paragraph be called the "Adjusted Acquired Assets Value"), or the Non-Share Consideration Value should have been a greater or lesser amount than the amount determined upon issuance (such greater or lesser amount shall in this paragraph be called the "Adjusted Non-Share Consideration Value"), the Redemption Amount payable for each Class F Share issued in exchange for those Acquired Assets and remaining outstanding at that time shall be equal to the proportion of the difference between

(A)	the Adjusted Acquired Assets Value, or if there has been no adjustment, the Acquired Assets Value, and

(B)	the aggregate of:

(1)	the Adjusted Non-Share Consideration Value, or if there has been no adjustment, the Non-Share Consideration Value, and

(2)
the Redemption Amounts of all Class F Shares issued in exchange for those Acquired Assets and purchased or redeemed by the corporation at or before that time that one (1) bears to the total number of Class F Shares issued in exchange for those Acquired Assets and remaining outstanding at that time.

If the corporation has purchased or redeemed all of the Class F Shares issued in exchange for any Acquired Assets at or before the time that the Adjusted Acquired Assets Value or the Adjusted Non-Share Consideration Value is determined and the agreement (the "Acquisition Agreement") pursuant to which the corporation originally acquired the Acquired Assets requires the issuance of an additional share upon such adjustment being made when all of the Class F Shares originally issued have been purchased or redeemed, then the corporation shall issue one (1) additional Class F Share which shall be deemed to have been issued in exchange for those Acquired Assets, the Board shall fix the stated capital of that Class F Share in accordance with the Acquisition Agreement and the Redemption Amount of that Class F Share shall be equal to the difference between

(C)	the Adjusted Acquired Assets Value, or if there has been no adjustment, the Acquired Assets Value, and

(D)	the aggregate of:

(1)	the Adjusted Non-Share Consideration Value, or if there has been no adjustment, the Non-Share Consideration Value, and

(2)	the Redemption Amounts of all Class F Shares issued in exchange for those Acquired Assets and purchased or redeemed by the corporation.

(ix)
If the redemption of all the issued and outstanding Class C, Class D, Class E or Class F Shares in respect of which the corporation has received Redemption Notices would cause the corporation to be in contravention of the Canada Business Corporations Act, the corporation shall at that time redeem, on a pro rata basis, disregarding fractions, only such number of Class C, Class D, Class E or Class F Shares as can be redeemed without causing such contravention and the corporation shall redeem the balance of the issued and outstanding Class C, Class D, Class E or Class F Shares in respect of which the corporation has received Redemption Notices on a pro rata basis, disregarding fractions, at such time as redemption can be made without causing the corporation to be in contravention of the Canada Business Corporations Act.

(x)	Upon giving notice as herein provided, the Board may redeem the whole or any part of the issued and outstanding Class C, Class D, Class E or Class F Shares upon payment,

(A)	for each Class C, Class D or Class F Share to be redeemed, of an amount equal to the Redemption Amount together with all discretionary dividends declared thereon but unpaid, and

(B)	for each Class E Share to be redeemed, of an amount equal to the Redemption Amount.

Unless waived by the registered holder of the shares to be redeemed, at least ten (l0) days notice in writing of such redemption shall be given by mailing to the registered holder of the Class C, Class D, Class E or Class F Shares to be redeemed a notice specifying the date and place of redemption, which may be a chartered bank. If notice of any such redemption is given by the corporation in such manner and amounts sufficient to redeem the Class C, Class D, Class E or Class F Shares to be redeemed is deposited to a special account at any chartered bank specified in such notice, the Class C, Class D, Class E or Class F Shares in respect of which such deposit has been made shall be redeemed and the holder of such Class C, Class D, Class E or Class F Shares shall thereafter have no rights against the corporation in respect thereof except upon surrender of the certificates for such Class C, Class D, Class E or Class F Shares to receive payment therefor, without interest, out of the monies so deposited.

(d)	Corporate Purchase

Except where the corporation redeems shares pursuant to subsection 3(c) hereof, the corporation shall not make any payment to purchase or otherwise acquire any shares issued by it if there are reasonable grounds for the Board to believe that:

(i)	The corporation is, or would after the payment be, unable to pay its liabilities as they become due, or

(ii)	The realizable value of the corporation's assets would after the payment be less than the aggregate of

(A)	the liabilities of the corporation,

(B)	the Redemption Amounts of all issued and outstanding Class C and Class F Shares, and

(C)	the stated capital of the Class A, Class B, Class D and Class E Shares.

(e)	Liquidation

In the event of the voluntary or involuntary liquidation, dissolution or winding up of the corporation, or other distribution of assets of the corporation among shareholders for the purpose of winding up its affairs:

(i)
The holders of the Class C, Class D and Class F Shares shall be entitled to receive ratably at the same time, before any distribution of any part of the assets of the corporation among the holders of the other classes of shares, from the assets of the corporation, an amount equal to the Redemption Amount for each Class C, Class D or Class F Share held by them, together with any dividends declared thereon but unpaid, and no more;

(ii)
After distribution to the holders of the Class C, Class D and Class F Shares, but before any distribution of the assets of the corporation between the holders of the Class A and Class B Shares, the holders of the Class E Shares shall be entitled to receive ratably at the same time, from the assets of the corporation, an amount equal to the Redemption Amount for each Class E Share held by them, and no more; and

(iii)	The holders of the issued and outstanding Class A and Class B Shares shall be entitled to participate ratably at the same time in any further distribution of the assets of the corporation.

SCHEDULE B
SHARE TRANSFER RESTRICTIONS

So long as the corporation is a private issuer as defined in securities law, no securities of the corporation, other than non-convertible debt securities, shall be transferred without the consent of the directors, expressed by a resolution.

SCHEDULE C

OTHER PROVISIONS

1.	Lien On Shares

The corporation shall have a first and paramount lien on a share registered in the name of a shareholder or his legal representative, whether registered solely or jointly with any other person, for a debt of that shareholder to the corporation, including an amount unpaid in respect of a share issued by the corporation on the date it was incorporated under the Business Corporations Act (Alberta), whether the period for payment, fulfilment or discharge of that debt shall have actually arrived or not.  The lien shall extend to all dividends and distributions of capital declared or otherwise payable on such shares.

2.	Appointment of Directors

The directors of the corporation may, between annual general meetings, appoint one (1) or more additional directors of the corporation to serve until the next annual general meeting, provided that the number of additional directors shall not at any time exceed one-third (1/3) of the number of directors who held office at the expiration of the last annual meeting of the corporation.

3.	Borrowing

The directors of the corporation may,

(a)	borrow money on the credit of the corporation,

(b)	issue, reissue, sell or pledge debt obligations of the corporation,

(c)	give a guarantee on behalf of the corporation to secure performance of an obligation of any person, and

(d)	mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of the corporation, owned or subsequently acquired, to secure any obligation of the corporation.

4.	Meetings of Shareholders

Meetings of shareholders of the corporation may be held inside or outside Canada.